Exhibit 99.1

Novelion Therapeutics Reports Fourth Quarter and Full Year 2018
Financial Results

–	Company achieves FY 2018 total net revenues of $130.4 million

–	FY 2018 operating expenses reduced by $27.2 million, or 18.4%

VANCOUVER, British Columbia, and Cambridge, MA, March 14, 2019 - Novelion Therapeutics Inc. (NASDAQ: NVLN), a biopharmaceutical company dedicated to developing and commercializing therapies for individuals living with rare diseases (“Novelion” or the “Company”), today reported financial results for the fourth quarter and year ended December 31, 2018.

Novelion’s Interim Chief Executive Officer Ben Harshbarger commented, “We are pleased with our fourth quarter results which reflect strong revenue performance and show meaningful impact from the cost reduction initiatives executed throughout 2018. We remain focused on undertaking a comprehensive capital restructuring and also on delivering our two very important rare disease therapies to indicated patients in need.”

Business Update

•
Following marketing authorization of MYALEPTA® (metreleptin) for generalized lipodystrophy (GL) and partial lipodystrophy (PL) by the EMA in July, our subsidiary Aegerion Pharmaceuticals commenced the pricing and reimbursement processes in key EU markets. Reimbursement decisions in many of the key EU markets are anticipated throughout 2019. MYALEPTA sales growth in 2018 was supported by named patient sales programs, which allow for sales on an unsolicited basis prior to regulatory approval and/or pricing and reimbursement decisions, as well as the launch of MYALEPTA in Germany in the fourth quarter.

•
In February 2019, Aegerion entered into an exclusive licensing agreement with Recordati Rare Diseases Inc. (“Recordati”) for the commercialization of JUXTAPID® (lomitapide) in Japan. The agreement includes exclusive rights in Japan for Recordati to commercialize JUXTAPID for the current approved indication, homozygous familial hypercholesterolemia (HoFH). The terms of, and use of proceeds from, the Recordati licensing agreement are described more fully in Novelion’s Form 8-K filed on February 6, 2019.

•
In January 2019, Aegerion held a meeting with the U.S. Food and Drug Administration (FDA) to obtain feedback on the design of the placebo-controlled study that will be required in order to pursue the PL indication for MYALEPT in the U.S. The Company is assessing feedback on the study design and integrating it into the Phase 3 study protocol.

•	Aegerion plans to file for regulatory approvals for metreleptin in GL and PL in certain key markets outside the U.S. and EU, including Brazil, in 2019.

•
As previously announced, Novelion and Aegerion have each engaged advisors to independently explore and advise them on all available strategic alternatives regarding the Company’s capital structure, such as a restructuring of Aegerion’s Convertible Notes due August 2019 (including a restructuring that would likely involve a debt for equity swap), a sale or merger of Novelion or Aegerion, or the sale or other disposition of certain businesses or assets. The implementation of one or more of such transactions (or the failure to complete any such transaction or transactions) will likely require Aegerion, and could require Novelion, to seek the protections of applicable bankruptcy laws allowing for corporations to seek to restructure their debts and other affairs under a reorganization.

Fourth Quarter 2018 Financial Results

JUXTAPID®: Novelion reported net revenues of JUXTAPID of $15.2 million in the fourth quarter of 2018, compared to $20.1 million for the same period in 2017, $8.2 million, or 53.9%, of which was from prescriptions written in the U.S. and $0.8 million of which was royalty revenue from sales of JUXTAPID in the EMEA region. The JUXTAPID revenue decline in the fourth quarter of 2018 compared to the same period in 2017 was primarily due to product competition for JUXTAPID, restrictions on reimbursement, and patient discontinuation from therapy.

MYALEPT®: Novelion reported net revenues of MYALEPT of $25.5 million in the fourth quarter of 2018, compared to $18.8 million for the same period in 2017, $13.4 million, or 52.5%, of which was from prescriptions written in the U.S. MYALEPT revenue growth in the fourth quarter was driven by increased sales in all key markets.

GAAP total net revenues for the fourth quarter of 2018 were $40.7 million compared to $38.9 million for the same period in 2017.

Cost of product sales for the fourth quarter of 2018 was $18.0 million compared to $17.0 million for the same period in 2017, resulting in stable year-over-year fourth quarter gross margins.

GAAP total operating expenses for the fourth quarter of 2018 were $21.7 million compared to total operating expenses of $35.9 million, a 39.6% reduction compared to the same period in 2017. GAAP SG&A expenses were $14.1 million in the fourth quarter of 2018 compared to $24.1 million for the same period in 2017. GAAP R&D expenses were $7.7 million in the fourth quarter of 2018 compared to $11.8 million for the same period in 2017.

On a non-GAAP basis, during the fourth quarter of 2018, SG&A expenses were $13.0 million compared to $22.5 million for the same period in 2017. The 42.2% decrease in non-GAAP SG&A expenses in the fourth quarter of 2018 compared with the same period in 2017 was primarily related to cost reduction initiatives executed throughout 2018.

On a non-GAAP basis, during the fourth quarter of 2018, R&D expenses decreased 33.6% to $7.7 million compared to $11.6 million for the same period in 2017, reflecting cost reduction initiatives executed throughout 2018.

GAAP net loss in the fourth quarter of 2018 was $19.4 million, an improvement of approximately 21.1% compared to GAAP net loss of $24.6 million during the same period in 2017.

On a non-GAAP basis, net income was $2.9 million in the fourth quarter of 2018 compared to a net loss of $3.3 million for the same period in 2017.

A full reconciliation of the GAAP financial results to non-GAAP financial results is included in the financial information tables below.

Full Year 2018 Financial Results

JUXTAPID®: Novelion reported net revenues of JUXTAPID of $59.1 million for the year ended December 31, 2018, compared to $72.1 million for 2017. The decline in sales resulted from product competition for JUXTAPID, restrictions on reimbursement, and patient discontinuation from therapy. Named patient sales of JUXTAPID in Brazil totaled $0.4 million in 2018, compared to $6.7 million of JUXTAPID named patient sales in Brazil in 2017. Revenue growth in Japan in 2018 helped offset the sales decline in the U.S. and Brazil.

MYALEPT®: Novelion reported net revenues of MYALEPT of $71.4 million for the year ended December 31, 2018, compared to $66.3 million for 2017. The increase was primarily attributable to revenues in France, Germany and Turkey. In addition, 2017 MYALEPT sales benefited from $2.3 million of one-time deferred revenue recognition in the U.S.

GAAP total net revenues for the year ended December 31, 2018 were $130.4 million compared to $138.4 million for 2017.

Cost of product sales for the year ended December 31, 2018 was $59.7 million compared to $77.2 million for 2017, resulting in improved gross margin. The improvement in 2018 was primarily a result of higher reserves in 2017 for excess and obsolete inventory which were charged to cost of product sales, partially offset by a higher royalty rate on U.S. sales of metreleptin in 2018.

GAAP total operating expenses for the year ended December 31, 2018 were $120.8 million compared to total operating expenses of $148.0 million for 2017. GAAP SG&A expenses were $79.8 million for the year ended December 31, 2018 compared to $96.5 million for 2017. GAAP R&D expenses were $38.8 million for the year ended December 31, 2018 compared to $49.0 million for 2017.

On a non-GAAP basis, for the year ended December 31, 2018, SG&A expenses decreased 20.0% to $72.6 million compared to $90.7 million for 2017, primarily as a result of cost reduction initiatives executed throughout 2018. Restructuring charges for 2018 were $2.2 million, compared with restructuring charges of $2.5 million for 2017.

On a non-GAAP basis, for the year ended December 31, 2018, R&D expenses decreased 20.5% to $38.3 million compared to $48.2 million for 2017 due primarily to cost reduction initiatives executed throughout 2018.

GAAP net loss for the year ended December 31, 2018 was $108.3 million compared to GAAP net loss of $126.7 million for 2017.

Net loss on a non-GAAP basis for the year ended December 31, 2018 was $25.3 million, compared to $30.0 million for 2017.

As of December 31, 2018, the Company’s consolidated unrestricted cash balance was $45.2 million, compared to $55.4 million at December 31, 2017. Novelion’s consolidated cash as of December 31, 2018 includes $13.3 million at Novelion and $31.9 million at the Aegerion subsidiary level.

Debt and Government Settlement Payments

As of December 31, 2018, Aegerion’s debt liabilities and government settlement payments included $302.5 million in outstanding principal under Aegerion’s Convertible Notes due August 15, 2019, $75.9 million in outstanding principal (including paid in kind fees and interest) under Aegerion’s secured term loans having a maturity date of June 30, 2019, $37.1 million outstanding under Aegerion’s secured intercompany term loan with Novelion, as lender, which has a maturity date of July 1, 2019 (which term loan amounts were subsequently reduced by repayments received from the Recordati license transaction described above), as well as $31.1 million owed under Aegerion’s settlements with the Department of Justice and the U.S. Securities and Exchange Commission (the “Commission”), payable in prescribed installments until the first quarter of 2021.

Financial Guidance

Novelion expects total net revenues in 2019 to be between $160.0 and $175.0 million, including $30.0 million of licensing revenues, in the form of the $25.0 million upfront licensing payment and $5.0 payment upon transfer of the marketing authorization to Recordati, resulting from the Recordati transaction.

About Novelion Therapeutics

Novelion Therapeutics is a global biopharmaceutical company dedicated to developing and commercializing therapies that deliver new standards of care for people living with rare and underserved diseases. With a global footprint and an established commercial portfolio, including MYALEPT® (metreleptin) and JUXTAPID® (lomitapide), our business is supported by differentiated treatments that treat severe and rare diseases.

Cautionary Note

Novelion is the parent company of Aegerion, our operating subsidiary and the source of the consolidated company’s revenues. References to “we,” “our” and the “Company” refer to the entire enterprise, whose assets and operations reside primarily at Aegerion. As described above, Aegerion has a substantial amount of debt, including a secured term loan entered into in November 2018, which matures on June 30, 2019, its 2% Convertible Notes, which mature on August 15, 2019, and a secured intercompany term loan from Novelion, which matures on July 1, 2019. In light of these arrangements and their provisions, which prohibit Aegerion from making certain payments, including payments in cash, to Novelion (including for out-of-pocket costs incurred, and services rendered, by or on behalf of Novelion, for the benefit of Aegerion), investors are cautioned that Aegerion’s interests may not always be aligned, and may in certain circumstances be in conflict, with those of Novelion or its shareholders. The risks attendant to these conflicts of interest are described below under the caption “Forward Looking Statements and Risk Factors,” which section you should read carefully and in its entirety.

Non-GAAP Results

The non-GAAP results in this press release, including, without limitation, non-GAAP R&D expenses, non-GAAP SG&A expenses, and non-GAAP net income (loss), are provided as a complement to results provided in accordance with GAAP because management believes, when considered together with the GAAP information, these non-GAAP financial measures help indicate underlying trends in the Company's business, are important in comparing current results with prior period results and provide additional information regarding the Company’s financial performance. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage the Company's business and evaluate its performance. The non-GAAP financial measures have no standardized meaning under GAAP and therefore may not be comparable to similar measures presented by other companies. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial measures prepared and presented in accordance with GAAP and should be reviewed in conjunction with the relevant GAAP financial measures. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements and Risk Factors

Certain statements in this press release constitute "forward-looking statements" and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. Any statements contained herein which do not describe historical facts, including statements regarding beliefs about the impact of cost reduction initiatives, plans to undertake a comprehensive restructuring, recapitalization or other strategic alternative (including the likelihood of seeking the protections of applicable bankruptcy reorganization laws in order to effectuate such a transaction or otherwise), expectations for the Recordati license, expectations for pursuit of the PL indication, plans to file for regulatory approvals for metreleptin in GL and PL (including expected timing) and statements regarding financial guidance, including total net revenues, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, Novelion’s and Aegerion’s ability to meet immediate operational needs and obligations, as well as long-term obligations; Novelion’s and Aegerion’s ability to continue as a going concern and the likelihood that Aegerion and/or Novelion will seek the protections of bankruptcy reorganization laws in the near term; the possibility that the restrictions in and other terms of Aegerion’s loan arrangements could have a negative impact on Novelion’s business and its shareholders (whose interests may not be aligned, and may be in conflict, with those of Aegerion’s holders of convertible notes and other lenders); whether Novelion and/or Aegerion will be able to undertake a wholesale recapitalization or restructuring, which is highly speculative and which is likely to include a debt for equity swap (which would be highly dilutive to existing Novelion shareholders), and the likelihood that Aegerion will, and Novelion may, seek the protections of applicable bankruptcy reorganization laws to effectuate such recapitalization or other alternative or otherwise (which may apportion little or no value to Novelion shareholders); Novelion’s and Aegerion’s ability to identify, pursue and consummate any financial or strategic alternatives; Novelion’s ability to maintain its listing status on Nasdaq (the failure of which would constitute an event of default under Aegerion’s loan arrangements); the likelihood that Aegerion will be able to achieve positive cash flow or EBITDA, and whether Novelion and its shareholders will realize any benefit even if Aegerion is successful in doing so; the risks inherent in the development and commercialization of pharmaceutical products, as well as those risks identified in Novelion’s filings with the Commission, including under the heading “Risk Factors” in Novelion’s upcoming Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in Novelion’s Annual Report on Form 10-K filed on March 16, 2018, its Quarterly Reports on Form 10-Q filed on August 7, 2018 and November 13, 2018, and subsequent filings with the Commission, all of which are available on the Commission’s website at www.sec.gov. Investors are also cautioned that, given the quantum and near-term maturity of Aegerion’s outstanding debt obligations, the implementation of one or more transactions (or the failure to complete any such transaction or transactions) will likely require Aegerion, and could require Novelion, to seek the protections of applicable bankruptcy laws allowing for corporations to seek to restructure their debts and other affairs under a reorganization.

Any such risks and uncertainties could materially and adversely affect our results of operations, cash flows, and our ability to maintain our operations, any of which would have a significant and adverse impact on our stock price. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

This press release also contains “forward-looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be an appropriate subject of reliance for other purposes.

Investors and others should note that we communicate with our investors and the public using our company website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, Commission filings, press releases, public conference call transcripts and webcast transcripts. The information that we post on this website could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

U.S. INDICATIONS AND IMPORTANT SAFETY INFORMATION

JUXTAPID® (lomitapide) capsules is a microsomal triglyceride transfer protein inhibitor indicated as an adjunct to a low-fat diet and other lipid-lowering treatments, including low-density lipoprotein (LDL) apheresis where available, to reduce LDL cholesterol, total cholesterol, apolipoprotein B, and non-high-density lipoprotein cholesterol in patients with homozygous familial hypercholesterolemia (HoFH). LIMITATIONS OF USE: The safety and effectiveness of JUXTAPID have not been established in patients with hypercholesterolemia who do not have HoFH, including those with heterozygous familial hypercholesterolemia (HeFH). The effect of JUXTAPID on cardiovascular morbidity and mortality has not been determined.

JUXTAPID can cause elevations in transaminases, as well as increases in hepatic fat, with or without concomitant increases in transaminases. Because of the risk of hepatotoxicity, JUXTAPID is available only through a restricted distribution program called the JUXTAPID REMS PROGRAM.

For more detailed information, please see additional Important Safety Information and the Prescribing Information for JUXTAPID.

MYALEPT® (metreleptin) for injection is a leptin analog indicated as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy. LIMITATIONS OF USE: The safety and effectiveness of MYALEPT for the treatment of complications of partial lipodystrophy or for the treatment of liver disease, including nonalcoholic steatohepatitis (NASH), have not been established.

Anti-metreleptin antibodies with neutralizing activity have been identified in patients treated with MYALEPT. T-cell lymphoma has been reported in patients with acquired generalized lipodystrophy, both treated and not treated with MYALEPT. For more detailed information, please see additional Important Safety Information and the Prescribing Information for MYALEPT.

CONTACT:

Amanda Murphy, Director, Investor Relations & Corporate Communications
Novelion Therapeutics
857-242-5024
amanda.murphy@novelion.com

Novelion Therapeutics Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net revenues	$40,710	$38,908	$130,432	$138,438
Cost of product sales	17,958	16,993	59,697	77,220
Operating expenses:
Selling, general and administrative	14,058	24,111	79,831	96,472
Research and development	7,663	11,772	38,820	49,008
Restructuring charges	—	(4)	2,151	2,536
Total operating expenses	21,721	35,879	120,802	148,016
Income (loss) from operations	1,031	(13,964)	(50,067)	(86,798)
Interest expense, net	(15,997)	(10,315)	(50,498)	(39,037)
Loss on extinguishment of debt	(4,333)	—	(4,333)	—
Other expense, net	131	(468)	(1,830)	(292)
Loss before provision for income taxes	(19,168)	(24,747)	(106,728)	(126,127)
(Provision) benefit for income taxes	(261)	179	(1,599)	(583)
Net loss	$(19,429)	$(24,568)	$(108,327)	$(126,710)
Net loss per common share—basic and diluted	$(1.03)	$(1.32)	$(5.76)	$(6.81)
Weighted-average common shares outstanding—basic and diluted	18,931	18,666	18,812	18,616

Novelion Therapeutics Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2018	December 31, 2017
Cash and cash equivalents	$45,154	$55,430
Accounts receivable, net	28,912	22,191
Inventories	48,947	49,826
Prepaid expenses and other current assets	15,732	11,436
Property and equipment, net	1,585	2,920
Intangible assets, net	200,176	225,272
Other non-current assets	1,209	2,247
Total assets	$341,715	$369,322

Accounts payable and accrued liabilities	$50,207	$55,638
Provision for legal settlements	31,080	39,612
Short-term debt	73,677	—
Convertible notes, net	274,815	258,538
Other non-current liabilities	796	596
Total liabilities	430,575	354,384
Total stockholders’ (deficit) equity	(88,860)	14,938
Total liabilities and stockholders’ (deficit) equity	$341,715	$369,322

Novelion Therapeutics Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net loss reconciliation:
GAAP net loss	$(19,429)	$(24,568)	$(108,327)	$(126,710)
Stock-based compensation	600	1,118	3,060	4,537
Amortization of acquired intangible assets	6,269	6,274	25,091	25,052
Amortization of debt discount and debt issuance costs	13,182	8,750	41,910	32,954
Inventory fair value step-up	2,253	5,113	10,796	31,613
Restructuring charges	—	(4)	2,151	2,536
Non-GAAP net income (loss)	$2,875	$(3,317)	$(25,319)	$(30,018)

GAAP net loss per common share - basic and diluted	$(1.03)	$(1.32)	$(5.76)	$(6.81)

Non-GAAP net income (loss) per common share - basic and diluted	$0.15	$(0.18)	$(1.35)	$(1.61)

GAAP weighted-average common shares outstanding — basic and diluted	18,931	18,666	18,812	18,616
Non-GAAP weighted-average common shares outstanding — basic	18,931	18,666	18,812	18,616
Non-GAAP weighted-average common shares outstanding — diluted	19,066	18,666	18,812	18,616

Cost of product sales reconciliation:
GAAP cost of product sales	$17,958	$16,993	$59,697	$77,220
Amortization of acquired intangible assets	(6,269)	(6,274)	(25,091)	(25,052)
Inventory fair value step-up	(1,770)	(4,390)	(6,108)	(29,585)
Non-GAAP cost of product sales	$9,919	$6,329	$28,498	$22,583

Selling, general and administrative expense reconciliation:
GAAP selling, general and administrative expenses	$14,058	$24,111	$79,831	$96,472
Stock-based compensation	(620)	(907)	(2,588)	(3,721)
Inventory fair value step-up	(483)	(723)	(4,688)	(2,028)
Non-GAAP selling, general and administrative expenses	$12,955	$22,481	$72,555	$90,723

Research and development expense reconciliation:
GAAP research and development expenses	$7,663	$11,772	$38,820	$49,008
Stock-based compensation	20	(211)	(472)	(816)
Non-GAAP research and development expenses	$7,683	$11,561	$38,348	$48,192